  Exhibit 10.22


                                     LEASE


     THIS LEASE is made and executed this 5th day of May, 2000, between BARDEN ASSOCIATES I, L.L.C., a Michigan limited liability company, of 4380 Brockton Dr., Grand Rapids, Michigan 49512, as "Landlord", and ILLINOIS PCS LLC, an Illinois limited liability company, of 373 Prarie Knoll Drive, Naperville, Illinois, 60565 ("Tenant").

1. Leased Premises. Landlord is the owner of the real property located at 4717 Broadmoor, SE, in the City of Kentwood, Kent County, Michigan and more particularly described on attached Exhibit A (the "Property") on which Landlord has constructed a single story building (containing approximately 51,000 square feet of floor area) (the "Building") and other related improvements (the "Improvements"). Landlord LETS AND LEASES to Tenant, and Tenant HIRES AND LEASES from Landlord, that portion of the Building, containing approximately 5,100 square feet of floor area, more particularly described on attached Exhibit B (the "Leased Premises"), at the rents and under the terms and conditions set forth in this Lease.

2. Purpose of Occupancy. Tenant shall occupy and use the Leased Premises for office and warehousing purposes in connection with its telecommunications business and for any related purpose, but for no other purpose without the written consent of Landlord, which consent shall not be unreasonably withheld. The Leased Premises shall not be used for any purpose which would violate any law, ordinance, rule or regulation applicable to the Building, nor in any way to create any nuisance or trespass, nor in any way to violate the terms of a standard form policy of insurance or increase the rate of insurance under any such policy of insurance on the Building or the Leased Premises.

3. Term of Lease; Renewal Term. The term of this Lease shall commence on May 15, 2000, and shall continue for ten (10) years thereafter unless sooner terminated as provided in this Lease. Tenant's taking possession of the Leased Premises shall constitute Tenant's acceptance of the Leased Premises in their "as is" condition, subject only to the other terms and conditions of this Lease. At the request of Landlord, Tenant shall execute and deliver to Landlord the Acceptance of Premises form attached to this Lease as Exhibit D.

     Provided Tenant is not then in default in the performance of any of its covenants and agreements under this Lease, Tenant may renew this Lease for two
(2) additional five (5) year terms, upon the same terms and conditions as provided in this Lease except as to rent which shall be adjusted as provided in Paragraph 4, below. In order to exercise such renewal rights, Tenant shall serve Landlord with written notice of Tenant's election to renew not less than six (6) months prior to the end of the term of this Lease or each renewal term, as the case may be.

4. Rent. Tenant covenants and agrees to pay Landlord as rent for the lease premises during the term of this Lease and any ---- renewal term as follows:

(a) Base Rent. As Base Rent, Tenant shall pay an amount equal to Thirty Five Thousand Seven Hundred Sixty and 00/Dollars ($35,760.00) per year, payable in equal monthly installments of Two Thousand Nine Hundred Eighty 00/Dollars ($2,980), subject, however, to adjustment as provided under Paragraph 4(b), below. Base Rent shall be paid in advance on the first day of each month during the term and any renewal term of this Lease; provided, however, that Base Rent for the first full month of the term of this Lease shall be paid upon the execution of this Lease. Moreover, in the event the Commencement Date is any day other than the first day of a month, Tenant shall pay to Landlord on the Commencement Date a prorated portion of the monthly Base Rent for the period from the Commencement Date to the first day of the following month.

(b) CPI Adjustments. The Rent paid by Tenant shall be adjusted upward, but never downward, effective as of the first ---------------- anniversary of the Commencement Date (or the first day of the thirteenth month after the Commencement Date in the event the Commencement Date is a date other than the first day of a calendar month) and on the same day of each year thereafter during the term and any renewal term of this Lease to reflect the increase, if any, in the Consumer Price Index (All Cities, All Urban Consumers, All Items, 1982-1984=100) (subsequently referred to as "CPI-U") or its successor Consumer Price Index, as published by the United States Bureau of Labor Statistics. This adjustment shall be computed by adding to the Base Rent an amount determined as follows: (i) the CPI-U index number for second month preceding the Commencement Date ("Initial Index Number") shall be subtracted from the CPI-U index number for the second month immediately preceding the effective date of increase; (ii) the resulting amount shall be divided by the Initial Index Number and reduced to a decimal equivalent; (iii) the resulting decimal shall be multiplied by the Base Rent. In no event, however, shall the Rent increase by more than four percent (4%) per year on a cumulative basis. The Rent, as adjusted, shall be paid in equal monthly installments as provided in Paragraph 4(a), above.

     If the CPI-U is changed so that the base year differs from that used for the Initial Index Number, the CPI-U shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI-U is discontinued or revised during the term of this Lease or any renewal term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same results as would be obtained if the CPI-U had not been discontinued or revised.

(c) Landlord Improvement Rent. In addition to Rent, Tenant shall pay to Landlord as Landlord Improvement Rent an amount determined as follows: The amount by which the total cost to Landlord for all Landlord Improvements to the Leased Premises exceeds $__________ shall be amortized on a monthly basis over the initial ten (10) year term of the Lease at the rate of __________ percent (__) per annum and paid monthly on the first day of each month during the initial term of this Lease.

(d) Payment. The monthly installments of rent and all other sums payable under this Lease by Tenant shall be paid to Landlord at Landlord's address set forth above, or at such other address as Landlord may direct by written notice, without setoff, counter claim, recoupment, abatement, suspension or deduction.

5. Taxes and Special Assessments. Landlord shall pay and discharge all real property taxes and special assessments which may be levied against all or any portion of the Property, Building and Improvements during the term of this Lease. Tenant shall pay and discharge all personal property taxes which may be levied against its furniture, equipment and other personal property located on the Leased Premises.

6. Insurance and Indemnity. Landlord shall keep the Property, Building and Improvements insured against the following: -----------------------

(a) loss or damage by fire and those risks covered by "extended coverage" as provided in a Michigan standard fire insurance policy in the amount of the full replacement cost of the Building and Improvements.

(b) public liability and property damage insurance with coverage of at least One Million Dollars ($1,000,000.00) on a combined single limit basis.

     All such policies of insurance shall be payable to Landlord or as Landlord specifies. Tenant shall indemnify Landlord against and save Landlord harmless from any liability or claim for damages which may be asserted against Landlord by reason of any accident or casualty occurring in, on or about the Leased Premises or otherwise arising from Tenant's use and occupancy of the Leased Premises except such as arise from the negligence of Landlord, its agents or employees.

     Tenant, at its expense, shall keep all of its furnishings, equipment and other personal property located on the Leased Premises fully insured against loss or damage by fire and those risks covered by "extended coverage" as provided in a Michigan standard fire insurance policy. Such policy of insurance shall be payable to Tenant or as Tenant specifies. Tenant hereby releases Landlord from any and all liability for any damage to or loss of such personal property from any cause whatsoever except to the extent such loss or damage is the result of the negligence of Landlord, its agents or employees and is not otherwise covered by insurance required to be carried by Tenant under this Lease.

7. Waiver of Subrogation. Each policy of insurance authorized or required of either party under this Lease shall contain a clause or endorsement under which the insurer waives all right of subrogation against the other party, its agents and employees with respect to losses payable under such policy, and each party hereby waives all right of recovery it might otherwise have against the other party, its agents and employees for any loss or injury which is covered by such a policy of insurance, notwithstanding that such loss or injury may result from the negligence or fault of such other party, its agents and employees.

8. Utilities. Tenant shall pay all charges for utility services provided to the Leased Premises, which are separately metered. Landlord shall pay all charges for all other utility services necessary for the reasonable use and operation of the Leased Premises and the Building and Improvements. Landlord shall not be liable in damages or otherwise for any interruptions or failure in the supply of any utilities or utility service to the Leased Premises except such failure or interruption which results from the negligence of Landlord, its agents or employees.

9. Maintenance and Condition of Leased Premises. Tenant, at its expense, shall keep the interior of the Leased Premises in good maintenance, condition, and repair, reasonable wear and tear excepted, including, without limitation, the maintenance, repair and replacement of all HVAC, plumbing and electrical systems serving the Leased Premises, and perform all other maintenance, repair and replacement upon the Leased Premises, the Property, Building and Improvements necessitated by the acts or neglects of Tenant, its agents, employees or invitees. All other necessary maintenance, repair and replacement of the structural components of the Property, Building and Improvements, including the roof, exterior walls and foundation, and the Common Areas (as defined in Paragraph 16, below) shall be performed by Landlord. Tenant shall promptly notify Landlord in writing of any defective condition known to it which Landlord is required to repair or replace and failure to so report such defect shall make Tenant responsible to Landlord for any additional loss or aggravation of loss incurred by Landlord by reason of Tenant's failure to notify Landlord.

Tenant shall keep the Leased Premises in a neat and clean condition, shall not allow refuse to accumulate, and shall conduct its business in such a manner that the risk of fire to the Leased Premises shall not be increased beyond the hazard normal and usual for its type of business.

10. Alterations. Tenant shall not make or permit to be made any alterations, additions or improvements in, upon or to the Leased Premises, or any part of the Leased Premises, without the prior written consent of Landlord. In the event such consent is obtained, all such alterations, additions or improvements shall be performed at the expense of Tenant in a good, workmanlike manner and in accordance with all applicable laws and building codes and plans and specifications approved by Landlord. Tenant shall not allow any construction liens to attach to the Leased Premises or the Property, Building or Improvements in connection with any such alteration, and the failure of Tenant to have any such lien released within ten (10) days after written notice from Landlord shall constitute a default under this Lease. In addition, Tenant shall indemnify, defend and hold Landlord harmless from any and all costs and expenses incurred by Landlord in connection with such construction liens, including, without limitation, attorneys fees and costs of litigation. All alterations, additions or improvements (except trade fixtures) so made and installed by Tenant shall become part of the realty, shall become the property of Landlord and shall remain for the benefit of Landlord at the end of the term or other expiration of this Lease in as good condition as they were when installed, reasonable wear and tear excepted; provided, however, that any such alteration, addition or improvement remaining at the end of the term or other expiration of this Lease, shall upon demand made by Landlord, be removed by Tenant, at Tenant's expense, and Tenant shall repair any damage caused by such removal, restoring the Leased Premises to their condition prior to the making of such alteration, addition or improvement.

11. Performance by Landlord. In the event Tenant fails to perform any of its covenants and agreements as set forth in this Lease and such failure continues for a period of ten (10) days after written notice from Landlord (except that no such notice shall be required in emergency situations), Landlord shall have the option to undertake such performance for Tenant, and the costs and expenses reasonably incurred by Landlord by reason of such undertaking shall be due and payable forthwith by Tenant to Landlord as additional rent under this Lease.

12. Compliance with Public Authority Requirements. Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Leased Premises, including, without limitation, the Americans with Disabilities Act. Landlord shall deliver space as of the Commencement Date in full compliance with all requirements legally constituted public authority, including without limitation, the Americans with Disability Act.

13. Hazardous Materials.

(a) Definitions. For purposes of this Lease, the terms "Hazardous Materials" and "Relevant Environmental Laws" shall be defined as follows:

     (i) "Hazardous Materials" shall mean all solids, liquids and gasses, including but not limited to solid waste, asbestos, crude petroleum and petroleum fractions, toxic chemicals, polychlorinated biphenyl's, paint containing lead, volatile organic chemicals, chlorinated organic compounds, and urea formaldehyde foam insulation, which are governed or regulated by Relevant Environmental Laws.

     (ii) "Relevant Environmental Laws" shall include but not be limited to all federal, state or local laws, rules, regulations, orders or determinations established or issued by any judicial, legislative or executive body, of any governmental or quasi-governmental entity which govern or regulate the existence, storage, use, disposal, or release of any solid, liquid or gas on, in or under the Leased Premises, or which govern or regulate the environmental effect of any activity currently or previously conducted on the Leased Premises.

(b) Tenant's Obligations; Indemnification. Tenant shall not, nor shall it permit its employees, business invitees, contractors or subcontractors (collectively "Tenant's Agents"), to bring upon, keep, store, use, or dispose of any Hazardous Materials on, in, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property, except for the following: (i) gas, diesel fuel, oil, and other petroleum products and petroleum by-products which drip in normal amounts from motor vehicles on parking and maneuvering areas surrounding the Building; (ii) Hazardous Materials contained within Tenant's products, equipment, or inventory (including, but not limited to oxygen, hydrogen and hydrochloric acid) and which do not pose any significant threat of being released into the environment; or (iii) general office supplies (including, without limitation, ordinary cleaning chemicals and solutions) used for their intended purpose and not posing any significant threat of contamination of the Leased Premises, the Building, the Improvements or any adjacent property. Tenant shall cause the presence, use, storage, and/or disposal of any Hazardous Materials on, in, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property by Tenant or Tenant's Agents to be in complete compliance with all applicable laws, rules, regulations, orders, and the like (the "Environmental Laws"). Tenant shall defend, indemnify, protect, and hold Landlord harmless from and against all claims, costs, fines, judgments, and liabilities, including attorneys' fees and costs, arising out of or in connection with the presence, storage, use, or disposal of Hazardous Materials in, on, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property caused by the acts, omissions, or negligence of Tenant and/or Tenant's Agents. Tenant's obligations hereunder shall survive the termination of this Lease.

(c) Landlord's Obligations; Indemnification. Neither Landlord nor Landlord's employees, business invitees, agents, contractors, or subcontractors (collectively "Landlord's Agents") shall bring upon, keep, store, use, or dispose of any Hazardous Materials in, on, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property except in complete compliance with all Environmental Laws. Landlord shall indemnify, defend, protect, and hold Tenant and Tenant's Agents harmless from and against any and all claims, costs, fines, judgments, and liabilities, including attorney fees and costs, arising out of or in connection with the presence of Hazardous Materials in, on, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property upon the date this Lease commences or introduced in, on, under, or about the Leased Premises, the Property, Building or Improvements or any adjacent property subsequent to commencement of this Lease due to the acts, omissions, or negligence of Landlord or Landlord's Agents. Landlord's obligations hereunder shall survive the termination of this Lease.

14. Damage to Leased Premises. In the event the Leased Premises are damaged by fire, the elements, act of God, or other cause to such extent that they are rendered untenantable by Tenant, and in the event Landlord elects not to rebuild the Leased Premises as they existed prior to the damage or in some other manner satisfactory to Tenant, then Landlord, within thirty (30) days of the date the damage occurred, shall notify Tenant in writing of such election, and this Lease shall be canceled as of the date the damage occurred, and Landlord and Tenant shall have no further obligations by reason of its provisions. In the event Landlord elects to rebuild the Leased Premises as they existed prior to the damage or in some other manner satisfactory to Tenant, then Landlord shall commence such rebuilding within thirty (30) days of the date of such damage and shall continue and complete such rebuilding as promptly as possible. Upon completion of such rebuilding, this Lease shall be reinstated in all of its terms; provided, however, the rent shall abate in full during the period of such rebuilding.

In the event the Leased Premises are not damaged to such extent that they are rendered wholly untenantable by Tenant, then Tenant shall continue to occupy that portion of the Leased Premises which are tenantable, the rent shall abate proportionately to the portion occupied, and Landlord shall promptly commence and complete repairs to the portion damaged.

In no event and under no circumstances shall Landlord be liable to Tenant for any loss occasioned by damage to the Leased Premises, other than for the abatement of rent as provided in this Paragraph 14, except to the extent of property damage resulting from the negligence of Landlord, its agents or employees which is not otherwise covered by insurance required to be carried by Tenant under this Lease. Under no circumstances shall there be any abatement of rent under this Paragraph 14 if the damage to the Leased Premises is caused by the acts or negligence of Tenant, its agents, employees or invitees.

15. Eminent Domain. In the event that the whole of the Leased Premises shall be taken or condemned for any public or quasipublic use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to that date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease.

In the event that less than the whole of the Leased Premises is so taken or condemned, then Landlord shall have the right to terminate this Lease upon written notice to Tenant given at least thirty (30) days prior to the date title vests in the condemnor, and this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease. In the event that Landlord does not elect to so terminate this Lease, Landlord, to the extent of the condemnation award, shall repair and restore the portion not affected by the taking so as to constitute the remaining premises a complete architectural unit. Thereafter, the rent to be paid by Tenant shall be adjusted proportionately according to the ratio that the floor area remaining in the Leased Premises bears to the former floor area in the Leased Premises, and all of the other terms of this Lease shall remain in full force and effect.

Tenant shall have no interest in any award resulting from any condemnation or eminent domain or similar proceedings whether such award be for diminution in value to the leasehold or to the fee of the Leased Premises, except that Tenant shall be entitled to claim, prove and receive in such proceedings such award as may be allowed it for loss of business, relocation, and for Tenant's trade fixtures and personal property which are removable by Tenant at the end of the term of this Lease, provided such award shall be in addition to the award for land, buildings and other improvements.

16. Parking and Common Areas. Tenant shall have the right to use the driveways, walkways and parking areas located adjacent to the Building (collectively "Common Areas") in common with other occupants of the Building. Landlord reserves the right in its absolute discretion to modify, change or alter any Common Area provided such change or alteration does not materially alter the amount of available parking space or the accessibility of the Leased Premises.

17. Defaults of Tenant.  The following  occurrences  shall be deemed defaults by
Tenant:

(a) Tenant shall fail to pay when due any rent or other sum payable under this Lease and such failure continues for five (5) days after written notice from Landlord.

(b) Tenant shall abandon or vacate the Leased Premises before the end of the term or before the end of any renewal term of this Lease; or Tenant shall make a general assignment for the benefit of creditors or become bankrupt or insolvent, or file or have filed against it in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee.

(c) Tenant shall be in breach of any other obligation under this Lease, and such breach shall continue for thirty (30) days after written notice from Landlord.

18. Remedies of Landlord. In the event of default by Tenant, Landlord shall have the following rights and remedies in addition to all other rights and remedies otherwise available to Landlord:

(a) Landlord shall be entitled to immediately accelerate upon written notice to Tenant the full balance of the rent payable for the remainder of the term, or renewal term, of this Lease; provided, however, such amount shall be reduced to present value as of the date of payment based on interest rate of seven percent (7%) per annum.

(b) Landlord shall have the right to terminate this Lease upon written notice to Tenant without prejudice to any claim for rents or other sums due or to become due under this Lease.

(c) Landlord shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be removed and stored at the cost of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings, Landlord may either terminate this Lease or, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in the exercise of its sole discretion, deems advisable, with the right to make alterations and repairs to the Leased Premises. Upon each such reletting, (i) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of any such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of the reletting as accelerated under Subparagraph (a) of this Paragraph, exceeds the amount agreed to be paid for rent for the Leased Premises by the reletting Tenant; or (ii) at the option of Landlord, rents received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent unpaid hereunder; and the residue, if any, held by Landlord and applied in payment of future unaccelerated rent as the same may become due and payable hereunder.

(d) Landlord may immediately sue to recover from Tenant all damages Landlord may incur by reason of Tenant's default, including the cost of recovering the Leased Premises, and including the rent reserved and charged in this
     Lease for the remainder of the stated term as accelerated under Subparagraph (a) of this Paragraph, all of which shall be immediately due and payable along with attorneys' fees and Landlord shall have no obligation to relet.

19. Late Charge and Interest for Past Due Payments. All installments of rent payable to Landlord under this Lease if not paid within five (5) days after they become due shall be subject to a late charge equal to five percent (5%) of the installment amount. In addition, any payment rent or other amount due from Tenant to Landlord which is not made when due under this Lease shall bear interest at the rate of eleven percent (11%) per annum from the date of nonpayment to the date of payment.

20. Legal Expenses. In case suit shall be brought by either party to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to recover all expenses so incurred, including reasonable attorneys' fees.

21. Right of Access. Tenant agrees to permit Landlord, and Landlord's agents, to inspect or examine the Leased Premises at any reasonable time in a reasonable manner, at any time for any emergency reason and to permit Landlord to make such repairs, decorations, alterations, improvements or additions in the Leased Premises, as Landlord may deem desirable or necessary or which Tenant has covenanted in this Lease to do but has failed to do, without the same being construed as an eviction of Tenant, in whole or in part, by reason of loss or interruption of the business of Tenant because of the prosecution of such work, and the rent due under this Lease shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made. Tenant shall have the right to accompany Landlord on any such inspections and examinations, which shall be scheduled to suit the reasonable convenience of both parties.

Landlord shall have the right to enter upon the Leased Premises at any reasonable time during the term, or any renewal term, of this Lease for the purpose of exhibiting the leased premise to prospective tenants or purchasers, provided advance notice is given to Tenant, and provided such exhibitions are scheduled to suit the reasonable convenience of both parties. For a period commencing six (6) months prior to the termination of this Lease and any renewals, Landlord may also place signs in, or upon the Leased Premises to indicate that the same are for rent, which signs shall not be altered, removed, obliterated or hidden by Tenant. Signs indicating the Leased Premises are for sale may be placed on the Leased Premises at any time.

Notwithstanding the foregoing, the parties acknowledge and agree that, because of the nature of Tenant's business, Landlord shall not have a key to the Leased Premises and that Landlord shall in all cases, other than emergency situations, provide Tenant with reasonable prior notice of any exercise by Landlord of Landlord's access rights under this Paragraph.

22. Surrender of Leased Premises. Tenant covenants and agrees to surrender possession of the Leased Premises to Landlord upon the expiration of the term of this Lease or any renewals or extensions of this Lease, or upon earlier termination of this Lease, in as good condition and repair as the same shall be at the commencement of the term of this Lease, or as the same may have been put by Landlord and Tenant during the continuance of this Lease and any renewals, or extensions, ordinary wear and tear excepted. In addition, Tenant shall remove all of its property from the Leased Premises and shall repair any damage to the Leased Premises caused by such removal.

Any personal property of Tenant or of anyone claiming under Tenant which shall remain on the Leased Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Tenant, and either may be removed by Landlord as its property or may be disposed of in such manner as Landlord may see fit, and Landlord shall not be in any way responsible for such property.

23. Holding Over. In the event Tenant shall continue to occupy all or any part of the Leased Premises after the expiration of the term, or any renewal term of this Lease with the consent of Landlord, such holding over shall be deemed to constitute a tenancy from month to month, upon the same terms and conditions as are contained in this Lease, except as to term; provided, however, if such holding over is without Landlord's written consent, Tenant shall pay to Landlord as rent for each month, or part of a month, that Tenant remains in possession of the Leased Premises, one and one-half times the monthly rental rate in effect immediately prior to the date of termination.

24. Subordination. This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force, or which shall at any time be placed upon the Leased Premises or the Building or any part thereof, and to each and every advance made pursuant to any such mortgage. Tenant agrees that it will upon demand execute and deliver such instruments as shall be required by any mortgagee or proposed mortgagee, to confirm or to effect more fully such subordination of this Lease to the lien of any such mortgage or mortgages, and, in the event of the failure of Tenant to execute or deliver any such instrument, Tenant hereby irrevocably nominates and appoints Landlord as Tenant's attorney-in-fact for the purpose of executing and delivering any such instrument or instruments of subordination. Tenant's refusal to execute or deliver such instrument shall also entitle Landlord, its successors and assigns, to elect that this Lease terminate upon the giving of a written notice as provided for in Paragraph 17(c).

25. Attornment. In the event any proceedings are brought for the foreclosure of any mortgage covering the Leased Premises, or in the event of the conveyance by deed in lieu of foreclosure, or in the event of exercise of the power of sale under any such mortgage, or in the event of the sale or transfer of the Leased Premises by Landlord, Tenant hereby attorns to the new owner and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease.

26. Sale or Transfer by Landlord. If Landlord shall sell or transfer the Leased Premises, Landlord shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of such conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord under this Lease.

27. Quiet Enjoyment. On paying the rent and on performing all of the covenants and agreements on its part to be performed under the provisions of this Lease, Tenant shall peacefully and quietly have, hold and enjoy the Leased Premises for the term, and for any renewal term, of this Lease without hindrance by Landlord or anyone claiming by or through Landlord.

28. Benefit and Obligation. The benefits of this Lease shall accrue to, and the burdens of this Lease shall be the liabilities of, the heirs, personal representatives, successors and assigns of Landlord and Tenant.

29. Notices. All notices required under any provision of this Lease shall be deemed to be properly served if delivered in writing personally, or sent by registered or certified mail to each party at their address as stated above or at such other address as each party shall designate in writing delivered to the other party. All mailed notices shall be effective upon mailing.

30. Waiver. The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease, and no provision of this Lease shall be deemed to have been waived unless such waiver is in writing. One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant or condition nor shall the acceptance of rent or other payment by Landlord at any time when Tenant is in default under any term, covenant or condition of this Lease constitute a waiver of such default, nor shall any waiver or indulgence granted by either party be taken as an estoppel against the party granting the indulgence or waiver.

31. Unenforceability. In the event any covenant, term, provision, obligation, agreement or condition of this Lease is held to be unenforceable, it is mutually agreed and understood, by and between the parties hereto, that the other covenants, terms, provisions, obligations, agreements and conditions herein contained shall remain in full force and effect.

32. Captions. All headings contained in this Lease are intended for convenience only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

33. Governing Law. This Lease shall be governed by the laws of the State of Michigan.

34. Landlord Improvements. Prior to the Commencement Date, Landlord shall complete the Landlord Improvement as shown on attached Exhibit D in accordance with plans and specifications to be approved by Tenant, which approval shall not be unreasonably withheld or delayed. In the event Tenant fails to approve of such plans and specifications within _________ (__) days after the date of this Lease, Landlord shall have the right to terminate this Lease upon written notice to Tenant.

35. Additional Covenants of Tenant. Tenant shall not perform or permit any of the following acts to be performed by Tenant or its agents, employees, or invitees without the written consent of the Landlord:

(a) Occupy the Leased Premises in any other manner or for any other purpose than as set forth in this Lease.

(b) Use or operate any machinery that, in Landlord's reasonable opinion, is harmful to the Building or disturbing to tenants occupying other parts thereof.

(c) Use or allow to be used on the Leased Premises any article or substance having an offensive odor, such as, but not limited to ether, naphtha, phosphorus, benzyl, gasoline, benzene, petroleum or any product thereof, crude or refined earth or coal oils, flashlight powder, or other explosives, kerosene, camphene, burning fluid or any dangerous, explosive or rapidly burning matter or material of any kind.

(d) Use electricity in the Leased Premises in excess of the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises nor connect any additional fixtures, appliances or equipment other than lamps, typewriters, PC type desktop computers and similar small offices machines to the Building electric distribution system or make any alteration of addition to the electric system of the Leased Premises.

36. Signs. Landlord shall have no obligation to provide any signs for Tenant or the Leased Premises. All signs placed on the Leased Premises by Tenant shall conform to the same style, type, size and quality of other signs in or on the Building and shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. All signs approved by Landlord shall be erected at Tenant's sole cost and expense, and in compliance with all applicable laws, ordinances, codes and regulations. In addition, all such signs shall be removed by Tenant upon the termination of this Lease and all damages repaired at Tenant's cost and expense.

37. Security Deposit. As security for the payment and performance of its obligations under this Lease, Tenant has deposited with Landlord the sum of $2,980.00 (the "Deposit"). The Deposit shall be held by Landlord, and, at Landlord's discretion, applied to the payment of any amount due Landlord from Tenant which comes due under the terms of this Lease. Any such use of the Deposit by Landlord shall not serve to cure or waive Tenant's default, and such default shall not be deemed cured until the full amount of the Deposit has been restored to Landlord by Tenant. Any unexpended portion of the Deposit shall be paid over to Tenant within thirty (30) days after the expiration or termination of this Lease and the performance by Tenant of all of its obligations under this Lease.

38. Entire Agreement; Amendment. This Lease contains all of the terms and conditions of the agreement of the parties concerning the Leased Premises. This Lease may be amended only by a written agreement signed by both Landlord and Tenant.

39. Successors and Assigns. Upon written notice, Landlord and Tenant shall each be entitled to assign, sublease or otherwise transfer all or any part of their interest in this Agreement, the Property, the Parcel and the Easements from time to time, without the other party's consent. This Agreement shall insure to the benefit of and be binding upon the heirs, successors and assigns of the parties. In the event Tenant shall assign this Agreement and shall at any time thereafter be a tenant or subtenant ("Subtenant") on the Parcel, whether in relation to Tenant's assignee or any successor thereto, Landlord, and any successors in interest to Landlord, agree they shall continue to be bound to Tenant as such Subtenant with respect to any provisions of this Agreement intended to benefit Tenant's operations of its Tower Facilities and the provisions of Section 41 hereof shall continue to apply with respect to Tenant even as such Subtenant, and Landlord and any such successor shall provide such written documents and assurances thereof as Subtenant or its Lenders shall required from time to time. Location of Tower shall be approved by Landlord and Tower shall be constructed within the guidelines of the local ordinances. Approval of location shall not be unreasonably withheld.

40. Waiver of Landlord's  Lien.

(a) Landlord waives any lien rights it may have concerning the Tenant's Tower Facilities which are deemed Tenant's personal property and not fixtures, and Tenant has the right to remove the same by giving Landlord ten (10) days written notice of its intent to remove any part of its Tower Facilities so Landlord may properly coordinate the removal of the Towers. Tenant shall bring the Tower area back to its original condition with reasonable wear and tear accepted.

(b) landlord acknowledges that Tenant has entered into a financing arrangements including promissory notes and financial and security agreements for the financing of the Tenant's Tower Facilities (the "Collateral) with a third party financing entity (and may in the future enter into additional financing arrangements with other financing entities). In connection therewith, Landlord (i) consents to the installation of the Collateral;
     (ii) disclaims any interest in the collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosures, sale, levy, attachment, or distress for any Rent due or to become due and such Collateral may be removed at any time without recourse to legal proceedings.

(c) Landlord acknowledges and agrees that, notwithstanding anything to the contrary contained in this Lease:

     Tenant shall be permitted to pledge, mortgage, hypothecate or otherwise grant a lien, security interest or collateral assignment (whether pursuant to a security agreement, deed or trust, collateral assignment, mortgage or other instrument) (a "Lien") in and to all right, title and interest of Tenant in and to this Lease, including, without limitation, the right to occupy the Parcel pursuant to the terms hereof, to Nortel Networks Inc. (individually and/or as administrative agent for itself and other lenders) and its successors and assigns or any refinancing or replacement lender (hereinafter collectively called "Lenders".) in connection with certain debt financing to Tenant or to any of its affiliates as security for such debt financing.

     Lender shall be permitted to foreclose upon any such Lien (or accept an assignment in lieu of foreclosure) and transfer and assign all right, title and interest of Tenant in and to this Lease pursuant to or subsequent to such foreclosure and, in the event of any such foreclosure, transfer of assignment, and provided Lender or its successor-in-interest expressly assumes in writing and agrees to perform each of Tenant's covenants, duties and obligations which will arise and accrue from and after the date of such foreclosure, transfer or assignment, Landlord agrees that it will recognize Lender or its successor-in-interest as the successor-in-interest to Tenant under this Lease as if Lender or its successor-in-interest (as applicable) where Tenant under this Lease.

     Within ten (10) business days after written request by Tenant, Landlord will execute and deliver in favor of Lender an estoppel certificate or other instrument in form reasonable acceptable to Landlord and such Lender pursuant to which Landlord will (i) confirm the existence, validity and binding effect of this Lease, (ii) confirm that Landlord is the owner and holder of this Lease, (iii) confirm that, to Landlord's current, actual knowledge, no monetary default and no other default has occurred under the terms of this Lease (or specifying any defaults which have occurred, which are continuing and of which Landlord is currently, actually aware), (iv) agree to provide Lender a copy of any notice of default delivered to Tenant hereunder, and (v) agree that, prior to any termination of this Lease as a result of a default of Tenant hereunder, Landlord will provide written notice of such default to Lender at its principal office in Richardson, Texas to the attention of Charles M. Helm and afford Lender a period not less than 30 days within which to cure such default.

     Landlord hereby agrees that all property of Tenant now or hereafter located on the Parcel shall be and remain personal property of Tenant notwithstanding the manner in which such property shall be attached of affixed to the Parcel. Landlord hereby further agrees that, notwithstanding the order of perfection or priority of any security interest or lien under applicable law, any security interest or lien for rent or similar charges or other indebtedness, liabilities or obligations owing to Landlord under or in connection with the Lease, whether arising by operation of law or otherwise, whether now existing or hereafter arising, and each and every right which Landlord now has or hereafter may have, either to levy or distrain upon any property of Tenant or any interest therein ("Lender's Collateral") or to claim or assert title to Lender's Collateral, or make any other claim against Lender's Collateral, whether under the Lease or the laws of the State in which the Parcel are located or under any deed of trust, mortgage or other lien document now in effect whether by reason of a default under the Lease or otherwise, expressly is hereby made and shall be subject and subordinate inevery respect to any security interest or lien or other right, title or interest of Lender in Lender's Collateral, no matter when acquired, and shall further be subject and subordinated to all of the terms, provisions and conditions of any loan or security document in favor of Lender. Lender and its agents and legal representatives, without any liability or accountability whatsoever to Landlord (except for damages, if any, to the Parcel caused thereby and the obligation to pay rental, both as provided hereinbelow), (a) may remove any or all of Lender's Collateral located at the Parcel from the Parcel (i) whenever Lender, in its sole discretion, believes such removal is necessary to protect Lender's interest in Lender's Collateral or (ii) whenever Lender shall seek to sell or foreclose upon Lender's Collateral; and (b) shall have access to the parcel and Lender's Collateral at all times. Landlord grants to Lender a license access to the Parcel and Lender's Collateral at all times.

     Landlord grants to Lender a license to enter onto the Parcel and consents and agrees that Lender and/or its representatives or agents may at any time enter onto the Parcel to inspect Lender's Collateral, to take possession of Lender's Collateral and to remove any or all of Lender's Collateral from the parcel or exhibit for sale and/or conduct one or more sales of Lender's Collateral on the Parcel, and Landlord will not in any manner hinder, interfere or prevent any of the foregoing. Lender agrees to repair any damage caused by Lender or its agents or representatives as a direct result of any such removal of Lender's Collateral from the parcel by Lender or its agents or representatives. During any possession and occupancy of the Parcel by Lender, Lender's obligation to Landlord shall include only the obligation to pay the rental that accrues during such period of possession and occupancy if and to the extent that Tenant has not paid such rental. Lender shall have no obligation to cure any defaults of Tenant under the Lease. If at any time, from time to time, Landlord ever comes into possession or control of any proceeds of any of Lender's Collateral. Such proceeds shall be held by Landlord for the benefit of Lender, to the extent of its interest therein, and the same shall forthwith be paid and delivered to Lender.

     (1) All terms and provision of clause (1), (2), (3), and (4) preceding shall endure to the benefit of Lender. Landlord shall, upon request by Tenant, deliver to Lender a subordination agreement executed by Landlord consistent with clause (4) and otherwise in a form reasonably acceptable to Lender pursuant to which Landlord subordinates any security interest or lien held by Landlord in any personal property of Tenant located on the Parcel to any security interest or lien then held by Lender.

     (2) In the even any other provision of this lease shall be in conflict with the provisions of the Section 40, the provisions of the Section shall control.

     IN WITNESS OF WHICH, Landlord and Tenant have executed this Lease at Grand Rapids, Michigan.

WITNESSES:

                                          BARDEN ASSOCIATES I, L.L.C.,

                                          By:
------------------------------------      --------------------------------------
Its Member

                            LANDLORD


WITNESSES:

                                          ILLINOIS PCS, LLC,

                                          By:
------------------------------------      --------------------------------------
Its Member

                             TENANT

                                    EXHIBIT A

                               Building Floor Plan

                                    EXHIBIT B


                             Leased Premises Diagram

                                    ADDENDUM


     This addendum to be an integral part of the lease between BARDEN ASSOCIATES, L.L.C., of 4380 Brockton Drive, Grand Rapids, Michigan (Lessor) and ILLINOIS PCS, LLC (Lessee).

     Lessor agrees to Lease 4717 Broadmoor Ave., Suite H to Tenant as of May 15, 2000, on a ten (10) year basis, subject to Lessor being able to construct the switch site per Tenant's specification. If Lessor is unable to construct, Tenant shall have the option to terminate May 15, 2001. All other terms and conditions to remain the same of lease dated May 5, 2000.


Dated:                                       BARDEN ASSOCIATES I, L.L.C.
      -----------------------------
                           (Lessor)

                                             By:
                                                --------------------------------


                                             ILLINOIS PCS, LLC
                           (Tenant)

                                             By:
                                                --------------------------------

                                LEASE ADDENDUM #3


     This addendum is to be an integral part of the lease dated May 5, 2000 and Addendum dated August 30, 2000 between Barden Associates, L.L.C., of 4380 Brockton Dr., SE, Suite 1, Grand Rapids, MI 49512 (Landlord) and Illinois PCS, L.L.C., of 373 Prarie Knoll Drive, Naperville, IL 60565 (Tenant).

     1. Landlord agrees to lease 4717 Broadmoor SE, Suite G for additional rent of $5,506.25 per month beginning approximately May 1, 2001. Tenant agrees to return the space to the original condition if Tenant vacates, which includes the offices square footage per attached exhibit.

     2. The lease with Ritsba Land Development Company, LLC dated April 5, 2000 for 4513 Broadmoor, SE (existing engineering group) shall terminate approximately April 30, 2001 or upon occupancy of Suite G above. The lease for 4505 Broadmoor, SE (existing sales office) shall have the rent set at $3,100 per month beginning May 1, 2001.

     3. The lease term for 4717 Broadmoor Ave., & 4505 Broadmoor Ave., shall expire April 30, 2011.

     All other terms and conditions to remain the same as the lease dated May 5, 2000, April 5, 2000, and signed addendum's.


Dated:  April 8, 2001


WITNESSES                                     BARDEN ASSOCIATES I, L.L.C.
                         LANDLORD

                                              By:
---------------------------------                -------------------------------


                                              ILLINOIS PCS, L.L.C.
                          TENANT

                                              By:
---------------------------------                -------------------------------